UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2026
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MARKEL GROUP INC.
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
_______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2026, Markel Group Inc. (the Company) announced a transition in the leadership of the Company.

The transition in leadership includes the following, effective February 23, 2026:

•Simon Wilson, currently Chief Executive Officer, Markel Insurance, has been appointed Executive Vice President and Chief Executive Officer, Markel Insurance; and

•Andrew G. Crowley, currently President, Markel Ventures, has been appointed Executive Vice President and President, Markel Ventures.

With these appointments, Michael R. Heaton, Executive Vice President and Chief Operating Officer, will be leaving the company. On February 21, 2026, Mr. Heaton and the Company mutually agreed on a departure date of March 23, 2026. Mr. Heaton ceased to serve as Executive Vice President and Chief Operating Officer, effective February 21, 2026, and his separation from the Company gave rise to the severance entitlements under his previously disclosed employment agreement.

A copy of the press release making these announcements is furnished as Exhibit 99.1 to this Form 8-K.

Executive Officer Compensation Changes

On February 24, 2026, the Compensation Committee (the Committee) of the Board approved changes in executive compensation for the Company’s executive officers.

The Markel Group executive compensation program includes base salary and incentive compensation, which generally consists of (i) annual cash incentive awards and (ii) annual equity incentive awards (equity awards), payable in restricted stock units.

The Committee approved, effective in the 2026 performance year:

•Increases in base salary for:

◦Mr. Wilson, from $877,305 to $894,851;1

◦Mr. Crowley, from $500,000 to $530,000;

◦Richard R. Grinnan, Senior Vice President, Chief Legal Officer and Secretary, from $620,000 to $640,000; and

◦Brian J. Costanzo, Chief Financial Officer, from $500,000 to $530,000.

•Increases in the target potential, expressed as a percentage of base salary, for equity awards for:

◦Thomas S. Gayner, Chief Executive Officer, from 550% to 565% (Mr. Gayner’s base salary is $1,100,000);

◦Mr. Wilson, from 175% to 225%; and

◦Mr. Costanzo, from 175% to 190%.

•Increase in the target potential, expressed as a percentage of base salary, for annual cash incentive awards for Mr. Gayner from 200% to 210%.

Equity awards for the Company’s executive officers for the 2026 performance year will include performance-based equity awards and service-based equity awards. For the 2026 performance year, (i) 75% of the total equity award target will be allocated to performance-based equity awards, and (ii) the remaining 25% of the total equity award target will be allocated to a service-based equity award.
1 Mr. Wilson is paid in Great British Pounds (GBP). Base salary disclosed for Mr. Wilson in United States Dollars (USD) is based on the conversion rate at February 24, 2026 of 1 GBP to 1.3497 USD.

Performance-based equity awards for the 2026 performance year will require the achievement of pre-established performance goals approved by the Compensation Committee based on two equally weighted performance metrics: (1) the Company’s average operating income and (2) the compounded annual growth rate (CAGR) in the Company’s closing stock price (total shareholder return), both over the five-year period from 2022 to 2026.

Performance-based equity awards and service-based equity awards are subject to three-year cliff vesting schedules. Service-based equity awards are also subject to an additional five-year holding period.

Additional information regarding the Company’s equity awards for executive officers can be found in the Company’s Definitive Proxy Statement (DEF 14A) filed with the Securities and Exchange Commission on April 3, 2025.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2026, the Board amended and restated the Company’s Bylaws (as amended and restated, the Amended and Restated Bylaws) to provide that special meetings of shareholders of the Company may be called upon the written request of shareholders who own, for a period of at least one year, not less than twenty-five percent (25%) of the voting power of the outstanding shares of the Company’s stock entitled to vote at the special meeting and who comply with the requirements and procedures set forth in the Amended and Restated Bylaws.

This description of the amendments to the Company’s Amended and Restated Bylaws is only a summary and is qualified in its entirety by reference to the full text of the amendments, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Bylaws, as amended and restated effective February 25, 2026
99.1	Press release issued February 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL GROUP INC.

February 26, 2026	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary

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